UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2015

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms the “Company,” “we,” “us” and “our” refer to Senior Housing Properties Trust, “Five Star” refers to Five Star Quality Care, Inc. and RMR LLC refers to The RMR Group LLC (f/k/a Reit Management & Research LLC).

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2015, our Board of Trustees, or our Board, elected Richard W. Siedel, Jr. as our Treasurer and Chief Financial Officer effective January 1, 2016.  Mr. Siedel, age 36, has served as Chief Accounting Officer of Five Star since 2014, and he previously served as controller of RMR LLC from 2013 to 2014, as controller of Sensata Technologies Holdings NV from 2010 to 2013, and as an auditor at Ernst & Young LLP from 2001 to 2010.  Mr. Siedel is a certified public accountant.  Mr. Siedel has no family relationships with any of our Trustees or executive officers.

Mr. Siedel will be an employee of RMR LLC, our manager, and his cash compensation will be paid by RMR LLC.  Mr. Siedel will be eligible to receive incentive share grants from us in amounts to be determined in the discretion of the Compensation Committee of our Board.  In connection with Mr. Siedel’s election, we expect to enter into an indemnification agreement with Mr. Siedel effective January 1, 2016, on substantially the same terms as the agreements previously entered into between us and each of our other Trustees and officers.  We have previously filed a representative form of our indemnification agreement with our Trustees and officers as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which is incorporated herein by reference.

Also on December 14, 2015, prior to our Board electing Mr. Siedel as our Treasurer and Chief Financial Officer, Richard A. Doyle resigned as our Treasurer and Chief Financial Officer effective December 31, 2015.  Five Star has announced that its Board of Directors has elected Mr. Doyle as its Treasurer and Chief Financial Officer effective January 1, 2016.

Information Regarding Certain Relationships and Related Transactions

Five Star was our 100% owned subsidiary until it was spun out to our shareholders as a special distribution in 2001.  As of September 30, 2015, we owned 4,235,000 of Five Star’s common shares, or approximately 8.6% of Five Star’s outstanding common shares, and we are Five Star’s largest shareholder.  Five Star is our largest tenant and property operator.  As of September 30, 2015, we leased 178 senior living communities to Five Star and Five Star managed 60 senior living communities for our account.  Five Star also manages a portion of one of these communities for D&R Yonkers LLC, an entity which was established in order to accommodate certain state licensing requirements, whose principals are Mr. Doyle and Mr. David J. Hegarty, our President and Chief Operating Officer.  One of our Managing Trustees, Mr. Barry Portnoy, is a managing director of Five Star.

RMR LLC provides management services to us pursuant to business management and property management agreements.  RMR LLC also provides management services to Five Star.  Mr. Barry Portnoy is Chairman of RMR LLC, and Mr. Adam Portnoy, Mr. Barry Portnoy’s son, is President and Chief Executive Officer of RMR LLC.  Mr. Hegarty and Mr. Doyle are officers and employees of RMR LLC and Mr. Siedel will be an employee of RMR LLC effective January 1, 2016.  Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR or its affiliates provide management services.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies.  In addition, officers of RMR LLC serve as officers of other companies to which RMR LLC or its affiliates provide management services.

For further information about these and other relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2014, or our Annual Report, our Proxy Statement for our 2015 Annual Meeting of Shareholders dated March 2, 2015, or our Proxy Statement, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, or our Quarterly Report, and our other filings with the Securities and Exchange Commission, or SEC, including Note 5 to our Consolidated Financial Statements included in our Annual Report, the sections captioned “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report, the section captioned “Related Person Transactions” and the information regarding our trustees and executive officers in our Proxy Statement, Note 10 to our Condensed Consolidated Financial Statements included in our Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions,” “Warning Concerning Forward Looking Statements” and “Other Information” of our Quarterly Report. In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these transactions and relationships.  Our filings with the SEC, including our Annual Report, our Proxy Statement and our Quarterly Report, are available at the SEC’s website at www.sec.gov.  Copies of certain of our agreements with these related parties, including our leases and forms of management agreements and related pooling agreements with Five Star, our agreements with D&R Yonkers LLC and its owners and our business management and property management agreements with RMR LLC are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Item 7.01.                Regulation FD Disclosure.

On December 15, 2015, we issued a press release announcing the election of Mr. Siedel as our Treasurer and Chief Financial Officer.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

99.1        Press Release dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

	By:	/s/ David J. Hegarty
	Name:	David J. Hegarty
	Title:	President and Chief Operating Officer

Date: December 18, 2015